AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

    SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

    THIRD: Immediately prior to the Reallocation, the Corporation had the authority to issue Thirteen Billion Five Hundred Million (13,500,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Thirteen Billion Five Hundred Million (13,500,000,000) shares of capital stock.

    FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

    FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Thirty Five Million Dollars ($135,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Thirty Five Million Dollars ($135,000,000).

    SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the ten (10) series of stock and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,250,000,000	$12,500,000
	I	300,000,000	3,000,000
	A	80,000,000	800,000
	C	20,000,000	200,000
	G	1,500,000,000	15,000,000
	R	25,000,000	250,000
	R6	45,000,000	450,000
	R5	20,000,000	200,000
	Y	40,000,000	400,000

J:\LG\ACWMF\Charter Documents\ACWMF Articles Amendment 03-2026.docx

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Emerging Markets Fund	Investor	1,000,000,000	$10,000,000
	I	1,400,000,000	14,000,000
	A	100,000,000	1,000,000
	C	45,000,000	450,000
	G	750,000,000	7,500,000
	R	25,000,000	250,000
	R6	750,000,000	7,500,000
	R5	25,000,000	250,000
	Y	40,000,000	400,000

Focused Global Growth Fund	Investor	450,000,000	$4,500,000
	I	100,000,000	1,000,000
	A	40,000,000	400,000
	C	25,000,000	250,000
	R	25,000,000	250,000
	R6	75,000,000	750,000
	R5	20,000,000	200,000
	Y	20,000,000	200,000

International Opportunities Fund	Investor	670,000,000	$6,700,000
	I	120,000,000	1,200,000
	A	35,000,000	350,000
	C	25,000,000	250,000
	R	25,000,000	250,000

International Value Fund	Investor	500,000,000	$5,000,000
	I	100,000,000	1,000,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	G	1,750,000,000	17,500,000
	R	25,000,000	250,000
	R6	30,000,000	300,000

International Small-Mid Cap Fund	Investor	120,000,000	$1,200,000
	G	500,000,000	5,000,000

Emerging Markets Small Cap Fund	Investor	35,000,000	$350,000
	I	30,000,000	300,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Global Small Cap Fund	Investor	40,000,000	$400,000
	I	25,000,000	250,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Focused International Growth Fund	Investor	50,000,000	$500,000
	I	25,000,000	250,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	G	30,000,000	300,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Non-U.S. Intrinsic Value Fund	Investor	150,000,000	1,500,000
	I	40,000,000	400,000
	A	35,000,000	350,000
	G	600,000,000	6,000,000
	R	35,000,000	350,000
	R6	35,000,000	350,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Thirteen Billion Five Hundred Million (13,500,000,000) shares of the Thirteen Billion Five Hundred Million (13,500,000,000) shares of authorized capital stock of the Corporation among the ten (10) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,250,000,000	$12,500,000
	I	300,000,000	3,000,000
	A	80,000,000	800,000
	C	20,000,000	200,000
	G	1,500,000,000	15,000,000
	R	20,000,000	200,000
	R6	20,000,000	200,000
	R5	20,000,000	200,000
	Y	140,000,000	1,400,000

Emerging Markets Fund	Investor	1,000,000,000	$10,000,000
	I	1,350,000,000	13,500,000
	A	100,000,000	1,000,000
	C	45,000,000	450,000
	G	750,000,000	7,500,000
	R	25,000,000	250,000
	R6	750,000,000	7,500,000
	R5	25,000,000	250,000
	Y	75,000,000	750,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Focused Global Growth Fund	Investor	450,000,000	$4,500,000
	I	100,000,000	1,000,000
	A	40,000,000	400,000
	C	20,000,000	200,000
	R	25,000,000	250,000
	R6	75,000,000	750,000
	R5	20,000,000	200,000
	Y	20,000,000	200,000

International Opportunities Fund	Investor	660,000,000	$6,600,000
	I	100,000,000	1,000,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

International Value Fund	Investor	500,000,000	$5,000,000
	I	100,000,000	1,000,000
	A	25,000,000	250,000
	C	20,000,000	200,000
	G	1,750,000,000	17,500,000
	R	25,000,000	250,000
	R6	25,000,000	250,000

International Small-Mid Cap Fund	Investor	120,000,000	$1,200,000
	G	500,000,000	5,000,000

Emerging Markets Small Cap Fund	Investor	20,000,000	$200,000
	I	20,000,000	200,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Global Small Cap Fund	Investor	40,000,000	$400,000
	I	25,000,000	250,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Focused International Growth Fund	Investor	40,000,000	$400,000
	I	25,000,000	250,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	G	65,000,000	650,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Non-U.S. Intrinsic Value Fund	Investor	150,000,000	1,500,000
	I	40,000,000	400,000
	A	35,000,000	350,000
	G	600,000,000	6,000,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

    NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

    TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

    ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

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IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its President and attested to by its Assistant Secretary on this 11th day of March, 2026.

ATTEST:		AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Patrick Bannigan
Name:	Otis H. Cowan	Name:	Patrick Bannigan
Title	Assistant Secretary	Title:	President

    THE UNDERSIGNED PRESIDENT OF AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 11, 2026	/s/ Patrick Bannigan
Patrick Bannigan, President